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                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is made retroactive to the 9th day of September, 1996, by and between AccuMed International, Inc., a Delaware corporation (the "Employer"), and Leonard R. Prange (the "Executive").


                                   WITNESSETH

WHEREAS, Employer desires to employ Executive and Executive is willing to accept such employment, and this Agreement contains the parties' entire agreement and understanding as to the matters contemplated herein, and supersedes any and all prior oral or written agreements, including the Offer of Employment Letter dated September 3rd, 1996 from the Employer to the Executive.


NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT AND DUTIES. Employer hereby employs Executive and Executive accepts employment with Employer as Chief Financial Officer and Corporate Vice President subject to the direction of the Chairman/CEO of the Employer. Executive shall perform such other or additional duties as shall be assigned to Executive from time to time by the Chairman/CEO.

2. COMPENSATION. During the term of this Agreement, Employer shall pay Executive the following compensation:

     a. ANNUAL BASE SALARY Executive's annual salary shall be $125,000, payable in accordance with Employer's regular semi-monthly payroll procedures. Annual performance and compensation reviews will be conducted by the CEO and Board thereafter. (Employee's annual base salary as in effect from time to time is referred to as the "Annual Base Salary.")

     b. BONUS Executive will be eligible to receive an amount up to Twenty-Five Percent (25%) of his then Annual Base Salary as a performance bonus annually. Earned bonus amounts will be payable as follows: an amount up to Fifteen Percent (15%) of the Annual Base Salary, and prorated over three quarters may be earned based upon satisfactory performance of mutually agreed upon quarterly goals/objectives; and an amount up to Ten Percent 10% of the Annual Base Salary may be earned based upon performance of year end goals. The fiscal year


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          begins January 1st each year and ends December 31st.  Executive's
          Bonus program will commence with the first Quarter of 1997.

     c. STOCK OPTIONS As a signing bonus, Stock Options for 150,000 shares of the Employer's Common Stock will be granted. Price of the Options will be set at fair market value at the date of the Executive commencing full-time employment.

          i)   Vesting will occur as follows:

               25,000 Shares will be vested immediately upon shareholder approval of the amendment to increase shares available under the 1995 Stock Option Plan; and
               25,000 Shares will be vested each year on the anniversary of the grant for the next five (5) years in accordance with the Employer's Stock Option Plan.

          ii) Additional Options may be granted at the full discretion of the Board of Directors, based on recommendation of Chief Executive Officer for meritorious performance.

          iii) In the event the control of the Company changes, or Peter P. Gombrich cease to hold the office of Chairman & CEO, the entire 150,000 shares shall be immediately vested.

     d. BENEFITS Eligible for such company benefits as exist, and subject to the terms and conditions of third party policies for:
               Medical Insurance with $15,000 Life/AD&D 99% paid by Company Dependant medical insurance at the option and expense of the Executive Excess Life and AD&D Benefit 1 1/2 times base salary (less $15,000) up to $150,000 cap, fully paid by the Company Short Term Disability $500/wk benefit for 26 weeks fully paid by Company Long Term Disability 60% of monthly salary ($6000/mo cap) to age 65/ own occupation - Executive Option Dental Insurance - option available. No Company contribution

     e. EXPENSES Reimbursement of normal business expenses with submission of expense reports and receipts.

     f. OTHER COMPENSATION Nothing herein shall preclude Executive from receiving any additional compensation from the Company or any parent or subsidiary, or from participating in the present or future life, major medical, hospitalization, profit sharing, pension or retirement, sickness or disability or other plan for the benefit of the Executives of Employer; in each case to the extent and in the manner approved or determined by the Board of Directors of the Employer.


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3.   EXTENT OF SERVICES.

     a. Except as otherwise provided in Section 3.b., Executive shall devote his entire attention and energy to the business and affairs of the Employer on a full-time basis and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employer otherwise consents; but this shall not be construed as preventing Executive from investing Executive's assets in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investment are made. "Full-time," as used above, shall mean a forty (40) hour work week, or such lessor work week as the Employer shall from time to time adopt.

     b. Employer hereby consents to the performance by the Executive of his obligations to Richardson Electronics pursuant to the Consulting Agreement dated April 1, 1994 and effective June 1, 1995, as in effect on the date hereof, 1 copy of which has been delivered to Employer. Further, Employer acknowledges and consents to Executive's continued ownership of Lovett International, Inc..

4. TERM & TERMINATION Unless otherwise terminated pursuant to the provisions set forth below, this Agreement shall be in effect for an initial term of twelve months and shall thereafter be renewed annually for additional terms unless either party shall provide written notice of cancellation to the other at least sixty (60) days prior to the end of the then current term subject to the following:

     a. ILLNESS OR DISABILITY If Executive is absent from employment by reason of illness or other incapacity for more than 180 consecutive days, Employer may, after such 180 days, but only if Executive has not returned to active employment with Employer, terminate Executive's employment by furnishing him notice of such termination, and Employer shall be obligated to pay Executive's salary to the date of such notice, provided that Employer has received satisfactory written documentation of such illness or incapacity from Executive's physician, less that amount equal to the weekly Short Term Disability Benefit, which date shall be for all purposes of this Agreement, the date of termination of his employment.

     b. DEATH. If Executive shall die, thereupon his employment shall terminate, and Employer shall be only obligated to pay Executive's salary to the end of the month during which Executive dies.

     c. TERMINATION BY EMPLOYER. Employer may terminate this Agreement immediately at any time for Cause or a Material breach hereof by
          Executive:

          i) As used herein, "Cause" is defined to mean (1) any act of fraud, misappropriation, embezzlement, or like act of dishonesty, or negligence; (2) conviction of a felony; (3) other behavior which adversely reflects on the reputation of Employer such as substance abuse, public intoxication, etc.; or (4) material failure to perform the services and duties described


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               herein, material violation of any other provisions set forth herein, or Material Breach of any fiduciary duty to Employer, if the material failure, violation, or breach unreasonably continues after written notice thereof is given to the Executive by the Employer.

          ii) "Material Breach" is defined to mean a material violation of any of the provisions and conditions set forth herein if such violation unreasonably continues after written notice thereof is given to the violator.

     If Employer terminates this Agreement for Cause or Material Breach by Executive, Employer shall pay Executive's then salary up to the date of the delivery of notice of termination, which date shall be for all purposes of this Agreement, the date of termination of his employment, and Executive shall not be entitled to any other compensation.

     d. TERMINATION BY EXECUTIVE If Executive's employment is terminated by Employer without Cause or a Material Breach hereof by Executive, or if Employer fails to pay any salary owed to Executive hereunder, or if Employer engages in any other Material Breach of this Agreement, Executive may, in addition and without prejudice to any other remedies for a breach hereof, terminate this Agreement effective upon written notice to the Employer and all of Executive's further obligations hereunder except for the requirements of Sections 8 and 10.

5.   SEVERANCE.

     a. If Executive terminates this Agreement, other than under Section 4(d) above, prior to September 9, 1997, any then outstanding stock options granted pursuant to Section 2.c. shall thereupon terminate and shall not thereafter be exercisable.

     b. If Employer terminates this Agreement without Cause or Material Breach by Executive prior to September 9, 1997, Employer will pay, subject to the last paragraph of Section 7, Executive his then current Annual Base Salary, less applicable taxes and deductions, payable semi-monthly over twelve months according to normal payroll procedures; additionally, all of the Stock Options granted pursuant to Section 2.c. shall become fully vested and immediately exercisable.

6. VACATION. During the first, second and third calendar years of employment, Executive shall be entitled to three weeks of vacation with pay. During the fourth and fifth calendar years of continuous service and during each subsequent calendar year of continuous service thereafter, the Executive shall be entitled to four weeks vacation with pay. In the event that the full vacation is not taken by Executive within 60 days of the end of any calendar year, the unused vacation time shall not accrue for use in future years.

7.   RESTRICTIVE COVENANT.   During the term, and each renewal term of this
     Agreement, and for a period of two year(s) thereafter, subject to Section 7.e., Executive shall not either as an individual on his own account; as a partner, join venturer, employee, agent, salesman for any person;


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     as an officer,  director or stockholder (other than beneficial holder of not more than 25% of the outstanding voting stock of a company having at least 2 holders of voting stock) of a corporation; or otherwise, directly or indirectly:

     a. enter into or engage in any business directly competitive with that carried on by Employer within any area of the United States in which Employer is then doing business, provided that Executive has had access to any of Employer's trade secrets (including but not limited to that Confidential Information defined in Section 8 hereof);

     b. solicit or attempt to solicit any of Employer's customers with whom Executive has had contact as an employee of Employer in the charge of Executive's duties and responsibilities hereunder with the intent or purpose to perform for such customer the same or similar services or to sell to such customer the same or similar goods which Executive performed for or sold to such customer during the term of his employment hereunder;

     c. employ or solicit, or attempt to employ or solicit, for Executive or any third party, the employment of any of Employer's employees; or

     d. induce or attempt to induce any employee, consultant or agent of the Employer to discontinue services to the Employer.

     e. In the event the Executive terminates this Agreement with the Company, without Cause or Material Breach the provisions in Section 7. shall apply in full. In the event that the Company should terminate the Agreement without Cause or Material Breach the Executive is released from the provisions in Section 7. a.. All other provisions in Section
          7. (b., c., d. and e.) shall remain in full force and effect.

     The above referenced two (2) year period shall be tolled during any time that Executive is in violation of any provision(s) of this Section 7. If Executive violates any provision of this Section 7, Employer's obligation to make any further payments to Executive pursuant to Section 5 shall terminate. Should Executive be found in a binding judicial proceeding to have violated the provisions of Section 7, the above two (2) period shall run from the date of the most recent violation such provisions.


8. CONFIDENTIAL INFORMATION AND DISCOVERIES. Executive agrees that all information of a technical or business nature such as know-how, trade secrets, secret business information, plans, data, processes, techniques, customer information, inventions, discoveries, formulae, patterns, devices, etc. (the "Confidential Information"), acquired by Executive in the course of his employment under this Agreement, is a valuable business property right of the Employer. Executive agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of Employer without the express authorization of Employer. This disclosure restriction


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     shall continue until the earlier of termination of the non-competition provisions of Section 7 and such time as the Confidential Information has become public information other than through disclosure by Executive.

     Any and all improvements, inventions, discoveries, formulae or processes in any way related to Employer's business which Executive may conceive or make during his regular working hours or otherwise shall be the sole and exclusive property of the Employer and Executive will disclose the same to Employer and will, whenever requested by Employer to do so (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which Employer may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trademarks or other forms of protection, or in order to assign and convey or otherwise make available to Employer the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, formulae, processes, applications or patents.

     No provision in this Agreement is intended to require assignment of any of the Executive's rights in an invention if no equipment, supplies, facilities, or trade secret information of the Employer was used, and the invention was developed entirely on the Executive's own time; and the invention does not relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research or development; and does not result from any work performed by the Executive for the Employer.

9.   ENFORCEMENT.   Both parties recognize that the services to be rendered
     under this Agreement by Executive are special, unique and of extraordinary character and that in the event of the breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, then Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach hereof, or to enforce the specific performance hereof by Executive or to enjoin Executive from performing acts prohibited above during the period herein covered, but nothing herein contained shall be construed to prevent such other remedy in the courts as Employer may elect to invoke.

10. RETURN OF DOCUMENTS. Upon the termination of this Agreement for any reason, Executive shall forthwith return and deliver to Employer and shall not retain any original or copies of any books, papers, price lists or customer contacts, bids or customer lists, files, books of account, notebooks and other documents and data relating to the performance of services rendered by Executive hereunder, all of which materials are hereby agreed to be the property of the Employer.

11.  MISCELLANEOUS.

     a. NOTICES Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if hand delivered or sent by registered or certified mail to Executive or Employer at the address set forth below their signatures at the end of this Agreement or to such other address as they shall notify each other in writing.


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     b.   ASSIGNMENT  This Agreement shall be binding upon and inure to the benefit of Employer and its successors and assigns and Executive and his personal representatives, heirs, legatees and beneficiaries, but shall not be assignable by Executive.

     c. APPLICABLE LAW This Agreement shall be deemed to have been made in Illinois, regardless of the order in which the signatures of the parties shall be affixed hereto, and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the State of Illinois. As part of the consideration for the execution of this Agreement, it is hereby agreed that all actions or proceedings arising directly or indirectly from this Agreement shall be litigated only in the courts of the State of Illinois or United States courts located therein, and all parties to this Agreement hereby consent to the jurisdiction of any local, state or federal court located within the State of Illinois.

     d. HEADINGS Sections headings and numbers herein are included for convenience of reference only and this Agreement is not to be construed with reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

     e. SEVERABILITY If for any reason any portion of this Agreement shall be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of the remainder hereof.

     f. ENTIRE AGREEMENT This Agreement, and its attachments, contains the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements, oral or written, between the parties, including the Employment Offer Letter dated September 3, 1996 by Employer to Executive. No officer, employee or representative of Employer has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof that is not contained herein, and the Employee represents and warrants he has not executed this Agreement in reliance upon any such representation or promise. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     g. WAIVER OF BREACH The waiver by Employer of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive.

     h. COUNTERPARTS This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.


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IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer and its corporate seal to be affixed hereunto and Executive has signed this Agreement all on the day and year first above written.




ACCUMED INTERNATIONAL, INC.             EXECUTIVE:


By   /s/ Peter P. Gombrich              By   /s/ Leonard R. Prange
   -------------------------------         ------------------------------
     Peter P.  Gombrich,                     Leonard R.  Prange
Its: Chief Executive Officer

Address:  900 N.  Franklin ~ #401            Address   1010 Willowcreek Road
          Chicago, IL 60610                            West Chicago, IL 60185





SEAL




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